                             CONTRIBUTION AGREEMENT

                                   relating to

               Northeast Tower Center, Philadelphia, Pennsylvania


                            Roosevelt Blvd. Co., Inc.
           Ronald Rubin, George Rubin, Gerald Broker, Leonard B. Shore
          Joseph Coradino, Lewis M. Stone, Pat Berns, Edward Glickman,
                      Douglas Grayson and Judith Garfinkel
                    Pennsylvania Real Estate Investment Trust
                             PREIT Associates, L.P.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.            DEFINITIONS.........................................  2

SECTION 2.            CONTRIBUTIONS.......................................  2

SECTION 3.            CONSIDERATION.......................................  4

SECTION 4.            REPRESENTATIONS AND WARRANTIES OF THE
                      CONTRIBUTORS........................................  5
         4.1          As to the Contributors..............................  5
         4.2          As to the Project Partnership....................... 10
         4.3          As to the Shopping Center........................... 18

SECTION 5.            REPRESENTATIONS AND WARRANTIES REGARDING PREIT...... 23
         5.1          Organization........................................ 23
         5.2          Power and Authority................................. 24
         5.3          No Conflicts........................................ 24
         5.4          Capitalization...................................... 25
         5.5          PREIT Reports....................................... 26
         5.6          Litigation.......................................... 26
         5.7          Material Adverse Change............................. 26
         5.8          Brokers............................................. 27

SECTION 6.            CERTAIN COVENANTS AND AGREEMENTS.................... 27
         6.1          Conduct of Business................................. 27
         6.2          Reasonable Efforts.................................. 28
         6.3          Notifications....................................... 29
         6.4          Operation of Shopping Center........................ 29
         6.5          Transfer of Shares or Retained Interests............ 30
         6.6          Bankruptcy Claim.................................... 30

SECTION 7.            CLOSING; CLOSING CONDITIONS; CLOSING DELIVERIES..... 31
         7.1          Time of Closing..................................... 31
         7.2          Closing Conditions.................................. 31
         7.3          Deliveries at the Closing........................... 35

SECTION 8.            CLOSING ADJUSTMENTS................................. 37
         8.1          Adjustment for Breaches by the Contributors......... 37
         8.2          Casualty or Condemnation............................ 37

SECTION 9.            INDEMNIFICATION..................................... 38
         9.1          Indemnification by Contributors..................... 38
         9.2          Indemnification by PREIT............................ 39
         9.3          Limitations on Liability............................ 39
         9.4          Procedure For Indemnification - Third Party Claims.. 41
         9.5          Procedure for Indemnification - Other Claims........ 42
         9.6          Distributions of Class A Units by Contributors...... 42
         9.7          Right of Set-Off.................................... 43
         9.8          Indemnification Payments............................ 43

SECTION 10.           TERMINATION AND ABANDONMENT......................... 43
         10.1         Termination......................................... 43
         10.2         Procedure for Termination; Effect of
                      Termination......................................... 44

SECTION 11.           GENERAL PROVISIONS.................................. 45
         11.1         Survival of Representations and Warranties.......... 45
         11.2         Costs and Expenses.................................. 45
         11.3         Notices............................................. 46
         11.4         Access to Information; Confidentiality.............. 47
         11.5         Public Announcements................................ 47
         11.6         No Solicitation..................................... 47
         11.7         Entire Agreement.................................... 48
         11.8         Counterparts........................................ 48
         11.9         Governing Law....................................... 48
         11.10        Section Headings, Captions and Defined Terms........ 48
         11.11        Amendments, Modifications and Waiver................ 48
         11.12        Severability........................................ 48
         11.13        Liability of Trustees, etc.......................... 48
         11.14        Sears Power Plant................................... 49

                            CONTRIBUTION AGREEMENT

                                  relating to

              Northeast Tower Center, Philadelphia, Pennsylvania


         THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the 30th day of July, 1997, by and among ROOSEVELT BLVD. CO., INC., a Pennsylvania corporation ("RBC, Inc."), RONALD RUBIN, GEORGE RUBIN, GERARD BROKER, LEONARD
B. SHORE, JOSEPH CORADINO, LEWIS M. STONE, PAT BERNS, EDWARD GLICKMAN, DOUGLAS GRAYSON and JUDITH GARFINKEL (collectively the "Limited Partners" and together with RBC, Inc. the "Contributors," and, each, a "Contributor"), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, an unincorporated association in business trust form created under Pennsylvania law pursuant to a Trust Agreement dated December 27, 1960, as last amended and restated on December 16, 1987 ("PREIT"), and PREIT ASSOCIATES, L.P., a Delaware limited partnership (the "Partnership").


                                  Background

         The Contributors are affiliates of The Rubin Organization, Inc., a Pennsylvania corporation ("TRO").

         This Contribution Agreement is part of a larger transaction described in the TRO Contribution Agreement of even date herewith (the "TRO Contribution Agreement") among PREIT, TRO, The Rubin Organization-Illinois, Inc. and the shareholders of TRO.

         The Partnership has been formed by PREIT and PREIT Property Trust, a Pennsylvania business trust ("PREIT Subsidiary"), pursuant to the terms of the Agreement of Limited Partnership dated as of June 30, 1997 (the "Partnership Agreement") of PREIT Associates, L.P. between PREIT, as general partner, and PREIT Subsidiary, as limited partner.

         Subject to the terms and conditions of this Agreement and the TRO Contribution Agreement, the parties intend that the Contributors will contribute, in exchange for Class A limited partner interests in the Partnership ("Class A Units"), all of their partner interests (the "Interests") in each of Roosevelt Associates, L.P., a Pennsylvania limited partnership ("RA, L.P."), and Roosevelt II Associates, L.P., a Pennsylvania limited partnership ("RAII, L.P." and together with RA, L.P., the "Project Partnerships") other than an eleven (11%) percent capital interest and profits interest in each of the Project Partnerships (the "Retained Interests") which shall be retained by Ronald Rubin (7.96%) and George Rubin (3.04%) (Ronald Rubin and George Rubin are herein collectively referred to as the

"Rubins"), subject to the terms and conditions set forth herein. RAII, L.P. holds fee title to Parcels 1, 4, 6, and 9 as shown on the plan entitled "Relocation of Lot Lines", Drawing Number 5.01, dated April 20, 1994, last revised December 22, 1994, prepared by Langan Engineering and Environmental Services, Inc. [Parcel 9 was subsequently eliminated and became part of Parcel 1], as modified by "Relocation of Lot Lines Parcels 1 and 2", Drawing Number 5.05, dated January 26, 1995, prepared by Langan Engineering and Environmental Services, Inc., and "Relocation of Lot Lines Parcels 6 and 7", dated November 11, 1994, prepared by Langan Engineering and Environmental Services, Inc. (collectively the foregoing plans are hereinafter referred to as the "Plan"), which comprise, together with Parcel 3 as shown on the Plan, the property of which the shopping center known as the Northeast Tower Center, Philadelphia, Pennsylvania (the "Shopping Center") is a part and RA, L.P. holds a leasehold interest in Parcel 3 as shown on the Plan.

         NOW, THEREFORE, in consideration of the premises and mutual representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. DEFINITIONS.

         Unless otherwise defined herein, capitalized terms used herein shall have the same meanings as ascribed to such terms in the TRO Contribution Agreement.

SECTION 2. CONTRIBUTIONS.

         (a) Contributions at Closing. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 7.1), the Contributors shall contribute to the Partnership, and the Partnership shall acquire from the Contributors, free and clear of all Encumbrances (other than applicable securities law restrictions and subject to the terms and conditions of the limited partnership agreements for the Project Partnerships), the Interests (other than the Retained Interests) and all benefits and advantages to be derived therefrom, including, without limitation, all right, title and interest associated with the Interests (other than the Retained Interests) in and to the capital accounts of the Contributors, rights of the Contributors to distributions made after the Closing and allocable shares of the Contributors with respect to profits and losses.

         (b) Option to Acquire Retained Interests.

                           (i) Each of the Rubins hereby grants to the
Partnership the irrevocable right and option to acquire all of the Retained Interests owned by him, free and clear of all

Encumbrances (other than applicable securities law restrictions and subject to the terms and conditions of the limited partnership agreements for the Project Partnerships), in exchange for the number of Class A Units specified in Schedule A hereto as being issuable at the Second Closing, upon written notice to such effect being given by the Partnership to either or both Rubins, as the case may be, at least ten days prior to the closing of the exercise of such option. Such option may be exercised by the Partnership at any time prior to the third anniversary of the Closing Date.

                           (ii) If the option granted pursuant to the preceding
paragraph has not been exercised prior to the third anniversary of the Closing Date, then on the first business day following the third anniversary of the Closing Date, the Partnership shall be obligated to acquire from the Rubins, and the Rubins shall be obligated to transfer to the Partnership, all Retained Interests, free and clear of all Encumbrances (other than applicable securities law restrictions and subject to the terms and conditions of the limited partnership agreements for the Project Partnerships), in exchange for the number of Class A Units specified in Schedule A as being issuable at the Second Closing.

                           (iii) The closing for the transfer of the Retained
Interests to the Partnership in accordance with paragraphs (b)(i) or (ii) above is referred to herein as the Second Closing. The date of the Second Closing shall be the date specified in subparagraph (b)(ii) above or the closing date specified in the notice of exercise of the option pursuant to subparagraph
(b)(i).

         (c) The Bradlees Property. In the event the Contributors (or any of them or any of their affiliates or family members) shall acquire the right to purchase Parcel 2 on the Plan (the "Bradlees Property") and in the further event the Bradlees Property is then subject to a lease or an agreement to lease with Walmart or another tenant acceptable to the Partnership, the Contributors agree to cause the Bradlees Parcel to be offered for sale to a third party and shall grant to the Partnership a right of first refusal exercisable within twenty (20) days after receipt of written notice from the Contributors to purchase the Bradlees Property on the same terms and conditions which are acceptable to the third party purchaser. In the event the Contributors (or any of them or any of their affiliates or family members) shall acquire the right to purchase the Bradlees Property and the Bradlees property is not then subject to a lease as set forth above, the Contributors (or their affiliates or family members) shall grant to the Partnership the irrevocable right and option exercisable within twenty (20) days after receipt of written notice setting forth all material terms to succeed to such Contributor's right to acquire the Bradlees

Property by taking an assignment of the purchase agreement. Upon the closing of the exercise of any such option, the Partnership shall acquire fee title to the Bradlees Property for a purchase price equal to the Appraised Value. In the event the purchase price payable for the Bradlees Property is greater than the Appraised Value, the Contributors shall pay to the seller of the Bradlees Property the difference between the purchase price and the Appraised Value. In the event the purchase price for the Bradlees Parcel is less than the Appraised Value, the Partnership shall pay such difference to the Contributors.

         (d) Rubin II, Inc.

                      (i) At the Closing, Ronald Rubin shall contribute to the Partnership, and the Partnership shall acquire, that number of common shares of Rubin II, Inc., a Pennsylvania corporation ("RII, Inc."), that shall
(A) represent eighty-nine (89%) percent of the then-issued and outstanding shares of capital stock in RII, Inc. and (B) possess the power to direct the vote of an amount of voting securities of RII, Inc. sufficient to elect a majority of the board of directors of RII, Inc. (such contributed RII, Inc. common shares, the "Contributed RII Shares"). The parties acknowledge that RII, Inc. is merely a fee title trustee of Parcel 3.

                      (ii) At the Second Closing, the Partnership shall have the option (but not the obligation) to acquire, and upon written notice of exercise of such option from the Partnership given prior to the Second Closing, Ronald Rubin shall be obligated to contribute to the Partnership, free and clear of all Encumbrances (other than applicable securities law restrictions), all of the common shares of RII, Inc. other than the Contributed RII Shares.

                      (iii)  The contributions referred to in this
subparagraph (d) shall be made without the payment by the Partnership of any consideration other than the Class A Units which are otherwise issuable hereunder.

SECTION 3. CONSIDERATION.

         (a) In consideration for the contributions described in Section 2, subject to the terms and conditions of this Agreement, at the Closing, the Partnership shall issue to the Contributors that number of Class A Units as is set forth in Schedule A hereto (which is incorporated by reference herein) as being issuable at the Closing and, at the Second Closing, the Partnership shall issue to the Rubins that number of Class A Units as is set forth in Schedule A as being issuable at the Second Closing. Upon the closing of an exercise of any option specific in Section 2(c), the Partnership shall issue to the applicable Contributors the number of Class A Units specified in
Section 2(c).

         (b) Notwithstanding anything to the contrary set forth herein, the Partnership shall deliver to the Contributor who is not an "accredited investor," as such term is defined under Regulation D promulgated pursuant to the 1933 Act, in lieu of any Class A Units which would otherwise be issuable to such Contributor pursuant to Section 3(a) of this Agreement (and Schedule A hereto), an amount of cash equal to the product of (i) the number of Class A Units otherwise issuable to such Contributor pursuant to Schedule A of this Agreement and (ii) $23.40.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS.

         Each Contributor hereby represents and warrants to PREIT and the Partnership as follows (provided that to the extent a representation or warranty set forth in Section 4 relates solely to the business, affairs or status of a Contributor, such representation and warranty shall be deemed to be made solely by the applicable Contributor to which such representation and warranty relates):

         4.1 As to the Contributors.

                      (a) Organization. RBC, Inc. is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all corporate power to carry on its business as presently conducted, to own and lease the assets and properties which it owns and leases and to perform all its obligations under each agreement and instrument to which it is a party or by which it is bound. RBC, Inc. is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or leasing of assets or properties or the nature of its activities requires such qualification except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), assets, results of operations or business of RBC, Inc. (a "Material Adverse Effect").

                      (b) Power and Authority. RBC, Inc. has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and under the other agreements and documents required to be delivered by it prior to or at the Closing (collectively, and together with all documents and agreements required to be delivered by the other Contributors on or prior to the Second Closing, the "Contributor Transaction Documents"). The execution, delivery and performance by RBC, Inc. of this Agreement and the other Contributor Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of RBC, Inc. This Agreement has been duly and validly executed and delivered by each Contributor and constitutes a legal, valid and binding obligation of each Contributor enforceable against it or him in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles. When executed and delivered as contemplated herein, each of the other Contributor Transaction Documents to which a Contributor is a party shall, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute a legal, valid and binding obligation of such Contributor enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

                      (c)  No Conflicts; etc.  Except as described in
Section 4.1(c) of the disclosure letter delivered by the Contributors to PREIT on the date hereof (the "Contributor Disclosure Letter"), the execution and delivery by the Contributors of this Agreement do not, and the performance by the Contributors of all of the Contributor Transaction Documents will not (with or without the passage of time or the giving of notice), directly or indirectly:

                                (i) contravene, violate or conflict with (A) the
articles of incorporation, bylaws (or other organizational documents) of RBC, Inc. or (B) any Law applicable to any Contributor, or by or to which any assets or properties of any Contributor is bound or subject;

                                (ii) violate or conflict with, result in a
breach of, constitute a default or otherwise cause any loss of benefit under, or give to others any rights (including rights of termination, amendment, foreclosure, cancellation or acceleration) in or with respect to, any Authorization or Contract to which any Contributor is a party or by which any Contributor or any assets or properties thereof is bound or affected; or

                                (iii) result in, require or permit the creation
or imposition of any Encumbrance upon or with respect to any Contributor, the Interests, the Contributed RII Shares or any of the Contributors' other assets or properties.

                      (d) Except as set forth in Section 4.1(d) of the Contributor Disclosure Letter, the execution and delivery by the Contributors of this Agreement does not, and the execution and delivery by the Contributors of the other Contributor Transaction Documents, and the performance by the Contributors of all of the Contributor Transaction Documents will not, require any Contributor to obtain any authorization of, or to make any filing, registration or declaration with or notification to, any court, government or governmental agency or instrumentality

(federal, state, local or foreign) or to obtain the consent, waiver or approval of, or give any notice to, any other Person.

                      (e) Except as set forth in Section 4.1(e) of the Contributor Disclosure Letter, there are no actions, proceedings or investigations pending or, to the knowledge of the Contributors, threatened, that question any of the transactions contemplated by this Agreement or which, if adversely determined, would have a Material Adverse Effect or could materially and adversely affect any Contributor's ability to enter into or perform its obligations under this Agreement.

                      (f) Litigation; Orders.

                                (i)  Except as set forth in Section 4.1(f) of
the Contributor Disclosure Letter, there are no, and since January 1, 1996, there have not been any, claims, actions, suits, proceedings (arbitration or otherwise) or, to the knowledge of the Contributors, investigations involving or affecting any Contributor or any of their assets or properties or any of their directors, officers, partners or shareholders in their capacities as such, before or by any court, government or governmental agency or instrumentality (federal, state, local or foreign), or before an arbitrator of any kind. To the knowledge of the Contributors, no such claim, action, suit, proceeding or investigation is presently threatened or contemplated. There are no unsatisfied judgments, penalties or awards against or affecting any Contributor or any of their assets or properties.

                                (ii)  There is no material Order to which any
Contributor or any of their assets or properties is subject. No officer, director, partner, shareholder or, to the knowledge of the Contributors, employee of any corporate Contributor is subject to any Order that prohibits such officer, director, partner, shareholder or employee from engaging in or continuing any conduct, activity or practice relating to its business. The Contributors have each complied in all respects with the terms and conditions of each Order applicable to them.

                      (g) Undisclosed Liabilities. Except as set forth in
Section 4.1(g) of the Contributor Disclosure Letter, there are no liabilities or obligations of the Contributors or RII, Inc. of any nature (whether absolute, accrued, contingent, liquidated or unliquidated or otherwise) except the obligations under the Limited Partnership Agreement dated April 2, 1993, governing RA, L.P. and the Limited Partnership Agreement dated April 13, 1994, governing RAII, L.P (collectively, the "Project Partnership Agreements").

                      (h) The Interests; The Contributed RII Shares.

                                (i) Section 4.1(h) of the Contributor Disclosure
Letter contains an accurate and complete description of the Interests that have been issued of record. Except as described therein, to the knowledge of the Contributors, no Person has any partnership or other interest in the Project Partnerships or any right to receive any distributions from the Project Partnerships or be allocated any profits or losses of the Project Partnerships. Each Contributor owns, beneficially and of record, the portion of the Interests described in Schedule A hereto, free and clear of all Encumbrances other than the Project Partnership Agreements. The Persons listed in Section 4.1(h) of the Contributor Disclosure Letter are the sole partners in the Project Partnerships. The issued and outstanding partnership interest in the Project Partnerships have been issued by the Project Partnerships in compliance with the Project Partnership Agreements, and such interests were not issued by the Project Partnerships in violation of any federal or state securities laws.

                                (ii) Except for this Agreement and except as
provided in the Project Partnership Agreements or in leases with tenants (any such rights in leases shall be customary in projects comparable to the Shopping Center and shall not prejudice the value of the Shopping Center as calculated in Schedule A hereto), there are no rights, subscriptions, warrants, options, rights of first refusal, conversion rights or agreements of any kind outstanding to purchase or to otherwise acquire any partnership interest or other securities or obligations of any kind convertible into any partnership interest or other securities or any participation interests of any kind in the Shopping Center (or any portion thereof) or the Project Partnerships.

                                (iii) Upon execution and delivery by the
Contributors and the Partnership of the assignment and assumption agreement contemplated by Section 7.3, the Partnership will acquire good and valid title to the Interests, free and clear of all Encumbrances (except for applicable securities law restrictions and for the Project Partnership Agreements).

                                (iv) The Contributors have delivered to the
Partnership on the date hereof true and complete copies of the Project Partnership Agreements, as amended to date.

                                (v) Ronald Rubin owns, beneficially and of
record, all of the outstanding common shares of RII, Inc. There are no shareholder, partnership or other agreements affecting the right of Ronald Rubin to convey the Contributed RII Shares to the Partnership as contemplated herein. Ronald Rubin has the absolute right, power and capacity to sell, assign, transfer, contribute and deliver all of the Contributed RII Shares to the Partnership, free and clear of all Encumbrances (except for restrictions imposed generally by applicable securities laws), as contemplated herein. Upon delivery to the Partnership of the certificates for the Contributed RII Shares at the Closing as contemplated herein, the Partnership will acquire good and valid title to the Contributed RII Shares, free and clear of all Encumbrances (except for applicable securities law restrictions). No Person has any preemptive or other similar rights with respect to any capital stock or other securities of RII, Inc., and except for this Agreement, there are no offers, options, warrants, rights, agreements or commitments of any kind (contingent or otherwise) relating to the issuance, conversion, registration, voting, sale or transfer of any equity interests or other securities of RII, Inc. or obligating RII, Inc. or any other Person to purchase or redeem any such equity interests or other securities. The outstanding capital stock of RII, Inc. consists of 1,000 common shares. Each such share has been duly authorized, is validly issued and outstanding, fully paid and non-assessable.

                      (i) Brokers. No Person acting on behalf of any Contributor or any of their respective affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the contribution transactions contemplated by this Agreement.

                      (j) Accurate Disclosure. All documents and other papers delivered by or on behalf of any Contributor in connection with the transactions contemplated by this Agreement are accurate and complete in all material respects.

                      (k) Knowledge. For purposes of this Agreement, "to the knowledge of the Contributors" and correlative terms means the actual knowledge of Ronald Rubin, Larry Trachtman and Douglas Grayson and the officers and other senior management of RBC,Inc. and Ronald Rubin, George Rubin, Leonard Shore, Joseph Coradino, Lewis Stone, Pat Berns, Edward Glickman and Judith Garfinkel, after reasonable inquiry.

                      (l) Investment Representations.

                                (i) Each Contributor acknowledges that the
Class A Units to be issued pursuant to Section 3 and Schedule A hereto will not be registered under the 1933 Act on the grounds that the issuance of such units is exempt from registration pursuant to Section 4(2) of the 1933 Act and/or Regulation D promulgated under the 1933 Act, and that the reliance of the Partnership on such exemptions is predicated in part on the Contributors' representations, warranties and acknowledgements set forth in this section.

                                (ii) Each of the Contributors other than Douglas
Grayson is an accredited investor as defined in Regulation D promulgated under the 1933 Act. The Class A Units issued in accordance with this Agreement will be acquired by each Contributor that is acquiring Class A Units hereunder for its or his own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the 1933 Act, and the rules and regulations thereunder, and none of the Contributors will distribute any of such units in violation of the 1933 Act.

                                (iii) Each Contributor (v) acknowledges that the
Class A Units, when issued, will not be registered under the 1933 Act and such units will have to be held indefinitely by it or him unless they are subsequently registered under the 1933 Act or an exemption from registration is available, (w) is aware that any sales of such units made under Rule 144 of the Securities and Exchange Commission under the 1933 Act may be made only in limited amounts and in accordance with the terms and conditions for that Rule and that in such cases where the Rule is not applicable, compliance with some other registration exemption will be required, (x) is aware that Rule 144 may not be available for use by any Contributor for resale of the units, (y) is aware that the Partnership is under no obligation to register, and has no current intention of registering any of such units under the 1933 Act and (z) acknowledges that such Contributor has received and read a private placement memorandum relating to the offer of Class A Units.

                                (iv) Each Contributor is well versed in
financial matters, has had dealings over the years in securities, including "restricted securities," and is fully capable of understanding the type of investment being made in the Class A Units and the risks involved in connection therewith.

                      4.2  As to the Project Partnerships.

                      (a) Organization. Each Project Partnership is a partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and each Project Partnership has all partnership power to carry on its business as presently conducted, to own and lease the assets and properties which it owns and leases and to perform all its obligations under each agreement and instrument to which it is a party or by which it is bound. Each Project Partnership is duly qualified to do business as a foreign partnership and is in good standing under the laws of each jurisdiction in which its ownership or leasing of assets or properties or the nature of their activities requires such qualification except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), assets, results of operations or business of such Project Partnership.

                      (b) No Conflicts. Except as described in Section 4.2(b) of the Contributor Disclosure Letter, the execution and delivery by the Contributors of this Agreement do not, and the execution and delivery by the Contributors of the other Contributor Transaction Documents and the performance by the Contributors of all of the Contributor Transaction Documents will not (with or without the passage of time or the giving of notice), directly or indirectly:

                                (i) contravene, violate or conflict with (A)
either Project Partnership Agreement, or (B) any Law applicable to the Project Partnerships or to the Shopping Center;

                                (ii) violate or conflict with, result in a
breach of, constitute a default or otherwise cause any loss of benefit under, or give to others any rights (including rights of termination, amendment, foreclosure, cancellation or acceleration) in or with respect to any material Authorization or Contract to which either Project Partnership is a party or by which either Project Partnership or the Shopping Center is bound or affected; or

                                (iii) result in, require or permit the
creation or imposition of any Encumbrance upon or with respect to either of the Project Partnerships, the Shopping Center or any other material assets or properties of either of the Project Partnerships.

                      (c) Except as set forth in Section 4.2(c) of the Contributor Disclosure Letter, the execution and delivery by the Contributors of this Agreement do not, and the performance by the Contributors of all of the Contributor Transaction Documents will not, require the Project Partnerships to obtain any authorization of, or to make any filing, registration or declaration with or notification to, any court, government or governmental agency or instrumentality (federal, state, local or foreign) or to obtain the consent, waiver or approval of, or give any notice to, any other Person.

                      (d) Compliance with Laws.

                                (i) Except as disclosed in Section 4.2(d) of
the Contributor Disclosure Letter, the Project Partnerships are, and, to the knowledge of the Contributors, at all times since their respective inceptions have been, in compliance in all material respects with all Laws that are or were applicable to either of them or to the conduct or operation of its business or the use of the Shopping Center. The Project Partnerships have not received, and there is no basis upon which the Project Partnerships may expect to receive, any notice, order or other communication from any government or governmental agency or instrumentality (federal, state, local or foreign) of any alleged, actual or potential material violation of or material failure to comply with any Law applicable to either of the Project Partnerships or the Shopping Center, and no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a material violation by either of the Project Partnerships, or a material failure by either of the Project Partnerships, to comply with, any Law applicable to either of the Project Partnerships or the Shopping Center.

                                (ii) Each Project Partnership is in possession
of all Authorizations required as of the date hereof to own, lease or operate its assets and properties or to carry on its business. Each Project Partnership shall obtain, as and when required by applicable law, all required Authorizations not presently in its possession, recognizing that the Shopping Center is an ongoing construction project as of the date of this Agreement. The Authorizations currently in effect are in full force and effect without any default or violation thereunder by either of the Project Partnerships or, to the knowledge of the Contributors, by any other party thereto. Each Project Partnership is in compliance with all existing Authorizations applicable to it or to the conduct or operation of its business or the use of any of its assets or properties, and no such Authorization shall be affected by the transactions contemplated hereby. Neither Project Partnership nor, to the knowledge of the Contributors, any partner therein has received any notice that any such Authorization currently in effect may be revoked or may not in the ordinary course be renewed upon its expiration or that by virtue of the transactions contemplated hereby that any such Authorization may be revoked or may not be granted, renewed or issued to either of the Project Partnerships.

                      (e) Litigation; Orders.

                                (i) Except as set forth in Section 4.2(e) of the
Contributor Disclosure Letter, there are no, and since the respective inceptions of the Project Partnerships there have not been any, claims, actions, suits, proceedings (arbitration or otherwise) or, to the knowledge of the Contributors, investigations involving or affecting either of the Project Partnership or any of their respective assets or properties or, to the knowledge of the Contributors, any of their respective partners in their capacities as such, before or by any court, government or governmental agency or instrumentality (federal, state, local or foreign) or before an arbitrator of any kind (each, a "Claim") other than Claims customarily arising in connection with the ownership and operation of shopping centers similar to the Shopping Center that are covered by insurance or are within the limits of current insurance deductibles. To the knowledge of the Contributors, no such Claim is presently threatened or contemplated. There are no unsatisfied judgments, penalties or awards against or affecting either of the Project Partnerships or any of their respective assets or properties.

                                (ii) Except as set forth in Section 4.2(e) of
the Contributor Disclosure Letter, there is no Order to which either of the Project Partnerships or any of their respective assets or properties is subject. No partner or employee of either of the Project Partnerships is subject to any Order that prohibits such partner or employee from engaging in or continuing any conduct, activity or practice relating to its business. Each of the Project Partnerships has complied in all respects with the terms and conditions of each Order applicable to it.

                      (f) Cost Reports. Section 4.2(f) of the Contributor Disclosure Letter includes the cost report reflecting the costs and liabilities of constructing the Shopping Center as of the date of this Agreement (the "Cost Report") incurred by each of the Project Partnerships. As of the date hereof, no financial statements have been prepared for either of the Project Partnerships.

                      (g) Undisclosed Liabilities.

                                (i) As of the date hereof, there are no
liabilities of either of the Project Partnerships of a nature required to be reflected in a balance sheet prepared in accordance with GAAP except: (x) those described in Section 4.2(g) of the Contributor Disclosure Letter; (y) those reflected or reserved against in the Cost Report; or (z) current liabilities incurred in the ordinary course of business consistent with past practice after the date of the Cost Report and which are neither material in amount nor inconsistent with any of the representations or warranties made herein.

                                (ii) As of the Closing, there shall be no
liabilities of either of the Project Partnerships of any nature (whether absolute, accrued, contingent, liquidated, unliquidated or otherwise) except the liabilities that are taken into account in the calculation of Attributable Debt pursuant to Schedule A hereto.

                      (h) Title to Property; Encumbrances. Each of the Project Partnerships has good and valid title to, or has a valid, subsisting and unchallenged leasehold interest in or right to use, all personal property owned, used or leased by them. Each of the Project Partnerships owns all the personal property (whether tangible or intangible) that is reflected as owned in its books and records, free and clear of all Encumbrances other than liens for current taxes not yet due, the Encumbrances set forth in Section 4.2(h) of the Contributor Disclosure Letter and Encumbrances arising after the date hereof in the ordinary course of business.

                      (i) Taxes.

                                (i) All Taxes due from or required to be
remitted by either of the Project Partnerships with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the Closing Date have been fully and timely paid or, to the extent not yet due or payable, have been adequately provided for on the Cost Report referred to in Section 4.2(f) of the Contributor Disclosure Letter or on the books and records of the applicable Project Partnership. There are no levies, liens or other Encumbrances relating to Taxes existing or pending, or to the best knowledge of the Contributors, threatened with respect to any of the assets of either of the Project Partnerships.

                                (ii) Except as disclosed in Section 4.2(i) of
the Contributor Disclosure Letter, all federal, state, local and foreign returns and reports relating to Taxes, or extensions relating thereto, required to be filed by or with respect to either of the Project Partnerships have been timely and properly filed, and all such returns and reports are correct and complete.

                                (iii) No issues have been raised with any
representative or employee of either of the Project Partnerships (and are currently pending) by the IRS or any other taxing authority in connection with any of the returns and reports referred to in subsection (ii) above and no waivers of statutes of limitations have been given or requested with respect to any such returns and reports or with respect to any Taxes.

                                (iv) Section 4.2(i) of the Contributor
Disclosure Letter identifies all federal, state, local and foreign income, franchise and sales and use tax returns of or with respect to either of the Project Partnerships which have been examined since their respective dates of inception, or which are currently under examination, by the IRS or by other taxing authorities, or with respect to which the applicable statute of limitations (including all extensions and tolling periods) has not yet run. Except as and to the extent shown therein, all deficiencies asserted or assessments made as a result of such examinations have been fully paid, and there are no other unpaid deficiencies asserted or assessments made by any taxing authority against either of the Project Partnerships.

                      (j) Absence of Certain Changes and Events.

                                (i) The parties acknowledge that the Shopping
Center is not fully developed or constructed and the Shopping Center will not be substantially completed until approximately December 15, 1999. Except as described in Section 4.2(j) of the Contributor Disclosure Letter and except as contemplated or disclosed herein, since their respective dates of inception, each Project Partnership has conducted its business and activities only in the usual and ordinary course consistent with past practice and consistent with the development and construction of a retail shopping center, and there has not been any:

                                (A) declaration or payment of any distribution
or payment in respect of any interest in either of the Project Partnerships to the extent that such payment or distribution relates to an obligation or liability of such Project Partnership after Closing or any issuance, repurchase or redemption of any such interest;

                                (B) amendment to either of the Project
Partnership Agreements;

                                (C) damage, destruction or loss to any material
asset or property of either of the Project Partnerships, whether or not covered by insurance, that has not been fully repaired, restored or replaced;

                                (D) except for current trade debt incurred in
the ordinary course of business consistent with past practice and except for the Permitted Refinancing (as hereinafter defined), borrowing or incurring of any indebtedness, obligation or liability, contingent or otherwise by either of the Project Partnerships;

                                (E) sale (other than sales of inventory in the
ordinary course of business), assignment, conveyance, lease (other than to tenants for occupancy of space in the Shopping Center), or other disposition of any asset or property of either of the Project Partnerships other than in the ordinary course of development and construction of the Shopping Center;

                                (F) cancellation or waiver of any material
claims or rights of either of the Project Partnerships; or

                                (G) agreement or commitment, whether or not in
writing, to do any of the foregoing.

                      (k) Books and Records. The books and records of the Project Partnerships, including financial records and books of account, are complete and accurate in all material respects and have been maintained in accordance with sound business practices. To the extent such books and records constitute financial records or books of account, they fairly present revenues, expenses, assets and liabilities, all in a manner that will allow the preparation of financial statements that comply with GAAP.

                      (l) FIRPTA. Neither Project Partnership is a "foreign person" within the meaning of Section 1445(f) of the Code or a "foreign partner" within the meaning of Section 1446 of the Code.

                      (m) List of Properties, Contracts, etc. Section 4.2(m) of the Contributor Disclosure Letter contains a complete and accurate list as of the date hereof of each item described below, and the Contributors have delivered to PREIT (or given PREIT access to) true and complete copies of each document (or summaries of oral agreements) described below.

                                (i) Each of the following types of Contracts,
whether oral or written, to which either or both of the Project Partnerships or, to the Contributors' knowledge, any of their respective general partners (in their capacities as such) is a party or by which they or any of their respective assets are bound:

                                    (A) All Contracts that:

                                          (I) involve performance of services or
                      sale or lease of goods, materials or space by either of the Project Partnerships or any of their respective general partners of an amount or value in excess of $25,000 in any annual period or $100,000 in the aggregate;

                                          (II) involve performance of services
                      or sale or lease of goods, materials or space to either of the Project Partnerships or any of their respective general partners of an amount or value in excess of $25,000 in any annual period or $100,000 in the aggregate;

                                          (III) are not in the ordinary course
                      of business and involve expenditures or receipts by either of the Project Partnerships or any of their respective general partners of more than $25,000;

                                          (IV) are not terminable by either of
                      the Project Partnerships or any of their respective general partners without penalty or premium upon less than 60 days' notice; or

                                          (V) are otherwise material to the
                      business, operations, financial condition or prospects of either of the Project Partnerships or to the ownership, operation or management of the Shopping Center.

                                          (B) All Authorizations held by either
                      of the Project Partnerships that relate to any of the assets or properties owned, used or leased by either of the Project Partnerships;

                                          (C) All outstanding loans and advances
                      by either of the Project Partnerships to any partner, officer or employee of either of the Project Partnerships; and

                                          (D) Other than trade debt incurred in
                      the ordinary course of business, all notes, debt instruments, other evidences of indebtedness, letters of credit and guaranties (whether written or oral) issued by or for the benefit of either of the Project Partnerships and all loan and other agreements relating thereto.

                      (n) Contracts.

                                (i) Except as described in Section 4.2(n) of the
Contributor Disclosure Letter and subject to the terms and conditions of Section 7.2(a)(ii) below, each Contract of a type required to be identified in Section 4.2(m)(i)(A) of the Contributor Disclosure Letter was made in the ordinary course of business, is in full force and effect and is valid, binding and enforceable against the parties thereto in accordance with its terms. Except as described in Section 4.2(n) of the Contributor Disclosure Letter, the Project Partnerships and their respective general partners have each performed in all material respects all obligations required to be performed by them under each such Contract to which any of them is a party or by which any of them is bound, and, to the knowledge of the Contributors, no condition exists or event has occurred which with notice or lapse of time would constitute a default thereunder or a basis for delay, non-performance, termination, modification or acceleration of maturity or performance by any party thereto.

                                (ii) There are no renegotiations of, attempts to
renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to either of the Project Partnerships or any of their respective general partners (in their capacity as such) under any of the Contracts referred to in subparagraph (i) above. All of such Contracts that relate to the provision of services or goods by either of the Project Partnership or any of their respective general partners (in their capacity as such) have been entered into in the ordinary course of business and have been entered into without the commission of any act or any consideration having been paid or promised that is or would be in violation of any Law.

                                (iii) Except as set forth in Section 4.2(n) of
the Contributor Disclosure Letter, without limiting the generality of the foregoing, the Project Partnership Agreements are in full force and effect and each of the parties thereto has performed all obligations required to be performed by it under such agreements.

         4.3 As to the Shopping Center.

                (a) Title

                                (i) Based solely on Owner's Policy Nos. 485954
and 485957 issued by First American Title Insurance Company (the "Title Policy"), as of the date hereof RAII, L.P. and RII, Inc. own fee simple title to the Shopping Center, free and clear of all Encumbrances except as set forth in
Section 4.3(a) of the Contributor Disclosure Letter (the "Title Policy Encumbrances"). To the knowledge of the Contributors, there have been no changes in the state of such title as reflected in the Title Policy other than Title Policy Encumbrances and those encumbrances required to complete the development and construction of the Shopping Center that are of a nature customary for development projects similar to the Shopping Center (collectively, the "Permitted Encumbrances").

                                (ii) RA, L.P. is the tenant under a valid and
subsisting lease of Parcel 3 dated April 25, 1994 by and between RII, Inc., as Declarant under a Declaration and Agreement of Trust dated April 25, 1994, as landlord, and RA, L.P., as tenant, a Memorandum of which was recorded in the Department of Records of the City of Philadelphia May 20, 1994 in Deed Book VCS 577, Page 387; and RA, L.P. is the sublandlord under a valid and subsisting sublease dated April 25, 1994, by and between RA, L.P., as sublandlord, and Home Depot USA, Inc., as subtenant.

                                (iii) The Project Partnerships are the owners
of, or the lessees under subsisting leases of, or otherwise have the right to use the personal property used by the Project Partnerships in the operation of the Shopping Center. All of such property that is reflected on the records of either of the Project Partnerships as owned by either of the Project Partnerships is free and clear of all Encumbrances, except for Permitted Encumbrances.

                                (iv) Except as set forth in Section 4.3(a) of
the Contributor Disclosure Letter and except as provided in tenant leases, there are no rights of first refusal on, or options to purchase, any portion of the Shopping Center or any right to participation interests (whether of profits, sale or refinancing proceeds, or calculated based on fair market value) with respect to any portion of the Shopping Center in favor of any tenant, lender or any other Person other than either of the Project Partnerships or RII, Inc. None of the tenant leases provides for any such right or option except that one or more of such leases may provide for a purchase option in favor of the tenant but only in respect of the space leased to such tenant.

                                (v) To the knowledge of the Contributors, no
eminent domain, condemnation, incorporation, annexation or moratorium or similar proceeding has been commenced or threatened by an authority having the power of eminent domain to condemn any part of the Shopping Center. To the Contributors' knowledge, as of the date hereof, there are no pending or threatened governmental rules, regulations, plans, studies, or court orders or decisions, which do or could materially adversely affect the use or value of the Shopping Center as a retail shopping center.

                      (b) Mortgage Obligations.

                                (i) The Shopping Center is subject as of the
date hereof to the mortgage(s) securing obligation(s) in the amount(s) set forth in Section 4.3(b) of the Contributor Disclosure Letter (such obligations and any other obligations incurred to refinance such obligations, the "Loan Obligations") and is subject as of the date hereof to no other mortgage. Section 4.3(b) of the Contributor Disclosure Letter sets forth the original principal amount, approximate outstanding principal amount, interest rate, term and other material economic provisions of each of the Loan Obligations.

                                (ii) The documents identified in Section 4.3(b)
of the Contributor Disclosure Letter, true and correct copies of which have been delivered to PREIT (or to which PREIT has been given access), constitute all of the material documents evidencing, defining or securing the Loan Obligations (the "Loan Documents").

                                (iii) The Project Partnerships and RII, Inc.
have complied with the Loan Documents, and there are no events of default thereunder now outstanding. To the Contributors' knowledge, no event has occurred, which with the passage of time or the giving of notice or both, could ripen into an event of default under the terms of the Loan Documents.

                      (c)  Leases.

                                (i) The Rent Roll attached to Section 4.3(c) of
the Contributor Disclosure Letter (the "Rent Roll") lists each of the leases in existence as of the date hereof with respect to any portion of the Shopping Center.

                                (ii) Except as set forth in Section 4.3(c) of
the Contributor Disclosure Letter, as of the date hereof, there are no leases, licenses or other rights of occupancy in force which affect the Shopping Center or any portion thereof other than the leases listed in the Rent Roll. The Contributors have made available to PREIT copies of all of the leases (including all amendments) listed on the Rent Roll. Except as set forth on the Rent Roll, no uncured event of default of either of the Project Partnerships or, to the knowledge of the Contributors, any tenant has occurred and is continuing under any lease of premises within the Shopping Center, no tenant has asserted a defense to or offset or claim against its rent or the performance of its obligations under its lease, and no tenant has asserted a default on the part of either of the Project Partnerships which would give it the right to terminate its lease or a setoff against rent.

                                (iii) With respect to the leases involving the
Shopping Center, except as set forth in Section 4.3(c) of the Contributor Disclosure Letter or in the leases, as of the date hereof:

                                      (A) there are no proposed modifications to
any such lease that would reduce:

                                          (I) the space leased to any tenant;

                                          (II) the amount of any tenant's rent;
or

                                          (III) the term of any lease;

                                       (B) no free rent or other concession is
due any tenant;

                                       (C) Neither Project Partnership is
required to provide tenant improvements or refurbishments with respect any such lease other than tenant improvements that either Project Partnership may be required to construct if an expansion option provided in a lease is exercised;

                                       (D) no tenant has an option to terminate
its lease prior to its stated expiration date;

                                       (E) except for (x) security deposits or
(y) the first full month's rent, whether or not the term of a lease has commenced, no prepayments of rent more than thirty (30) days in advance have been made under any such lease;

                                       (F) no rent or security deposit under any
such lease has been assigned or encumbered, except as security for the Loan Documents;

                                       (G) there are no agreements or
understandings, written or oral, with any tenant other than as set forth in its lease or on the Rent Roll; and

                                       (H) all brokerage commissions and other
compensation or fees payable by reason of the leases have not been paid in full. Attached to Section 4.3(c) of the Contributor Disclosure Letter is a list of brokers commissions due with respect to the Shopping Center and the status of such commissions.

                      (d) Zoning. The zoning classification for the Shopping Center is C-3 Commercial, and the contemplated uses of the Shopping Center are in compliance with the applicable zoning ordinances and regulations.

                      (e) Compliance with Laws and Recorded Declarations. The Project Partnerships have complied in all material respects with all Laws (including, without limitation, the Americans with Disabilities Act of 1990) and requirements of insurance bodies applicable to the ownership, leasing, use and operation of the Shopping Center, including, without limitation, parking, dimensional and building setback requirements, and have performed all work and secured all required consents and approvals, or will do so in a timely fashion, and obtained and fully paid, or will do so in a timely fashion, for all Authorizations and any other items and documents required by applicable Law, by contract, or as a condition of any approval granted by or agreement entered into with any applicable municipal authority, required of either of the Project Partnerships for the completion, ownership, leasing, use and occupancy of the Shopping Center, including, but not limited to, final certificates of occupancy for each of the current tenancies in the Shopping Center other than where construction of tenant improvements for new tenancies is not yet completed or timely applications remain pending or where the tenants are required to obtain such consents, approvals or authorizations under the leases. All such existing Authorizations and other items and documents are in full force and effect. Neither of the Project Partnerships has taken any action that would (or failed to take any action, the omission of which might) result in the revocation or suspension of any such Authorization or other item or document, and neither of the Project Partnerships has received any notice of any violation from any federal, state or municipal entity or notice of an intention by any such governmental entity to revoke any certificate of occupancy or other Authorization issued by it in connection with the ownership, use and occupancy of the Shopping Center that in each case has not been cured or otherwise resolved to the satisfaction of such governmental entity. Except as set forth in
Section 4.3(e) of the Contributor Disclosure Letter, to the Contributors' knowledge, (i) any and all charges and other assessments under declarations and like agreements and special assessments to which the Shopping Center or either of the Project Partnerships is subject have been paid to date, and (ii) all consents and approvals required to be obtained under such declarations and like agreements with respect to the Shopping

Center have been obtained or are in the process of being obtained. Notwithstanding anything to the contrary contained herein, the Contributors do not represent or warrant compliance by any of the tenants with respect to Laws or that the Contributors are obtaining any Authorizations that are required to be obtained by any tenants, but the Contributors shall enforce the leases and obligations of tenants thereunder.

                      (f) Environmental Matters.

                                (i) Except as described in Section 4.3(f) of
the Contributor Disclosure Letter, the Contributors have no knowledge of any fact, condition or circumstance that would suggest that the environmental reports listed in Section 4.3(f) of the Contributor Disclosure Letter (which constitute all environmental reports relating to the Shopping Center received by the Contributors) contains any misstatement of material fact or omits to state any material fact. To the knowledge of the Contributors, except for matters set forth in Section 4.3(e) of the Contributor Disclosure Letter, there are no conditions on, beneath or arising from, and there are no Hazardous Substances migrating from, the Shopping Center which might under any Environmental Law (A) give rise to liability or the imposition of a statutory lien upon either of the Project Partnerships or RII, Inc. or (B) require any Response, Removal or Remedial Action by either of the Project Partnerships or RII, Inc.

                                (ii) To the knowledge of the Contributors, no
wastes generated by any Contributor or the Project Partnerships have ever been directly or indirectly sent, transferred, transported to, treated, stored or disposed of at any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed in any state list of sites requiring or recommended for investigation or clean-up.

                      (g) Reassessments. The Shopping Center has not been fully assessed and the Contributors have been informed that the Shopping Center will be reassessed upon its completion. To the Contributors' knowledge, there are no special assessments or other actions or proceedings that could reasonably be expected to give rise to an increase in real property taxes or assessments against the Shopping Center.

                      (h) Property Improvements. PREIT acknowledges that the Shopping Center is currently under construction and that the improvements to be built thereon are not complete. Except as disclosed in any engineering studies or reports obtained by or delivered by the Contributors to PREIT as set forth in
Section 4.3(h) of the Contributor Disclosure Letter, the Shopping Center is, to the extent completed, in good condition and repair, ordinary wear and tear excepted, consistent with a shopping center project that is still under construction, and has not suffered any casualty or other material damage which has not been repaired in all material respects. To the Contributors' knowledge, there is no material latent or patent structural, mechanical or other significant defect, soil condition or deficiency in the improvements constructed on the Shopping Center, or any other defects, soil conditions or deficiencies which, in the aggregate, would materially adversely affect the value of the Shopping Center as a whole.

                                (i) Employees and Service Contracts.

                                (i) Section 4.3(i) of the Contributor Disclosure
Letter sets forth a complete and correct list of all existing and proposed union or collective bargaining agreements to which any Contributor or either of the Project Partnerships is a party with respect to or affecting the Shopping Center.

                                (ii) Section 4.3(i) of the Contributor
Disclosure Letter sets forth a complete and correct list of all persons who are employed by either of the Project Partnerships or their respective partners in connection with the management, operation or maintenance of the Shopping Center, setting forth, with respect to each of them, his or her name, position or duties, regular wages or salary, accrued vacation pay and bonus and other benefits to which he or she is entitled. Each of such persons is an employee-at-will and none of such persons is covered by a written employment agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES REGARDING PREIT AND THE PARTNERSHIP.

         PREIT hereby represents and warrants to the Contributors as follows:

         5.1 Organization.

                      (a) PREIT is an unincorporated association in business trust form duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. PREIT has all necessary trust power to carry on its business as presently conducted, to own and lease the assets and properties that it owns and leases and to perform all its obligations under each agreement and instrument to which it is a party or by which it is bound.

                      (b) The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all necessary partnership power to carry on its business as presently conducted, to own and lease the assets and properties that it owns and leases and to perform all its obligations under each agreement and instrument to which it is a party or by which it is bound.

         5.2 Power and Authority. Each of PREIT and the Partnership has all requisite trust or partnership power to execute, deliver and perform its obligations under this Agreement and under all other agreements and documents required to be delivered by it prior to or at the Closing (collectively, the "Buyer Transaction Documents"). The execution, delivery and performance by PREIT and the Partnership of this Agreement and the other Buyer Transaction Documents have been duly authorized by all necessary corporate or partnership action. This Agreement has been duly and validly executed and delivered by PREIT and the Partnership and constitutes the legal, valid and binding obligation of PREIT and the Partnership enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally or by general equitable principles. When executed and delivered as contemplated herein, each of the other Buyer Transaction Documents shall, assuming due authorization, execution and delivery thereof by the other parties thereto, constitute the legal, valid and binding obligation of each of PREIT and the Partnership that is a party thereto enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors rights generally or by general equitable principles.

         5.3 No Conflicts.

                      (a) Except as described in Section 5.3 of the disclosure letter delivered by PREIT to the Contributors on the date hereof (the "PREIT Disclosure Letter"), the execution and delivery by PREIT and the Partnership of this Agreement do not, and the execution and delivery by PREIT and the Partnership of the other Buyer Transaction Documents and the performance by PREIT and the Partnership of all of the Buyer Transaction Documents will not (in each case, with or without the passage of time or the giving of notice), directly or indirectly:

                                (i) contravene, violate or conflict with (A) the
trust or partnership agreement (or other organizational documents) of PREIT or the Partnership or (B) any Law applicable to PREIT or the Partnership, or by or to which any assets or properties of PREIT or the Partnership is bound or subject; or

                                (ii) violate or conflict with, result in a
breach of, constitute a default or otherwise cause any loss of benefit or give to others any rights (including rights of termination, amendment, foreclosure, cancellation or acceleration) in or with respect to any material Authorization or material Contract to which PREIT or the Partnership is a party or by which either PREIT or the Partnership is bound or affected; or

                                (iii) result in, require or permit the creation
or imposition of any material Encumbrance upon or with respect to either PREIT or the Partnership or any of their respective assets or properties.

                      (b) Except for filings with the Securities and Exchange Commission and except as disclosed in Section 5.3(a) of the PREIT Disclosure Letter, the execution and delivery by PREIT and the Partnership of this Agreement do not, and the execution and delivery by PREIT and the Partnership of the other Buyer Transaction Documents and the performance by PREIT and the Partnership of all of the Buyer Transaction Documents will not, require PREIT or the Partnership to obtain any material Authorization of or make any material filing, registration or declaration with or notification to any court, government or governmental agency or instrumentality (federal, state, local or foreign) or to obtain the material consent, waiver or approval of, or give any material notice to, any Person.

                      (c) Except as disclosed in filings with the Securities and Exchange Commission made by PREIT, there are no actions, proceedings or investigations against or involving PREIT or the Partnership pending or, to the best knowledge of PREIT, threatened, that question any of the transactions contemplated by this Agreement or the validity of any of the Buyer Transaction Documents or which, if adversely determined, could have a material adverse effect on the consolidated financial condition, assets, business or results of operations of PREIT or could materially and adversely affect PREIT's or the Partnership's ability to enter into or perform its obligations under the Buyer Transaction Documents.

         5.4 Capitalization.

                      (a) On the date hereof, the outstanding beneficial interests in PREIT consist of 8,679,598 PREIT Shares, and the outstanding partnership interest in the Partnership are as described in Section 5.4(a) of the PREIT Disclosure Letter. Except for 483,875 PREIT Shares reserved for issuance pursuant to outstanding stock options and except as contemplated in the TRO Contribution Agreement, in the Amended Partnership Agreement or in the Employment Agreements referred to in the TRO Contribution Agreement, and except as disclosed in Section 5.4(a) of the PREIT Disclosure Letter, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character (including, without limitation, voting agreements or arrangements known to PREIT) relating to the issuance of beneficial interests in PREIT or partnership interest in the Partnership. As of the Closing, the outstanding partner interests in the Partnership shall consist of the interests outstanding on the date hereof, the Class A Units to be issued as contemplated in the TRO Contribution Agreement, this Agreement and the EPD Purchase Agreements.

                      (b) All Class A Units to be issued and delivered pursuant to Section 3 hereof will be, at the time of issuance and delivery in accordance with the terms of this Agreement, duly authorized and validly issued by the Partnership. Assuming the accuracy of the representations and warranties of the Contributors set forth herein, such issuance will be exempt from registration under the 1933 Act as an offering described in Section 4(2) of such Act and/or pursuant to Regulation D promulgated thereunder.

         5.5 PREIT Reports. PREIT has delivered to the Contributors copies of PREIT's (a) Proxy Statement dated November 15, 1996, (b) Annual Report on Form 10-K for the fiscal year ending August 31, 1996, as amended by its Report on 10-K/A-1 dated December 2, 1996, and (c) Quarterly Reports on Form 10-Q for the quarters ended November 30, 1996, February 28, 1997 and May 31, 1997, all of which have been filed by PREIT with the Securities and Exchange Commission (the "PREIT Reports"). The audited consolidated financial statements and unaudited interim financial statements of PREIT included in such reports have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and fairly present the consolidated financial condition and results of operations of PREIT as at the dates thereof and for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. The PREIT Reports do not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         5.6 Litigation. Except as disclosed in filings with the Securities and Exchange Commission, there are no claims, actions, suits, proceedings (arbitration or otherwise) or, to the best knowledge of PREIT, investigations involving or affecting PREIT or any of its subsidiaries or any of their assets or properties or any of their trustees, directors, officers, partners or shareholders in their capacities as such, before or by any court, government or governmental agency or instrumentality (federal, state, local or foreign) or before any arbitrator of any kind, in each case of a nature that is required to be disclosed in PREIT's 1934 Act reports.

         5.7 Material Adverse Change. Except as disclosed in filings with the Securities and Exchange Commission, since May 31, 1997 and through the date hereof, there has not been any material adverse change in the condition (financial or otherwise), assets, results of operations or business of PREIT on a consolidated basis.

         5.8 Brokers. Except for Lehman Brothers, Inc., whose fees shall be paid by PREIT, no Person acting on behalf of PREIT or the Partnership or any of their affiliates or under the authority of any of the foregoing is or will be entitled to any brokers' or finders' fee or any other commission or similar fee, directly or indirectly, from any of such parties in connection with any of the transactions contemplated by this Agreement.

SECTION 6. CERTAIN COVENANTS AND AGREEMENTS

         6.1 Conduct of Business.

                      (a) Except as expressly provided herein, between the date hereof and the Closing, except with the prior written consent of PREIT, RBC, Inc. shall, and the Contributors shall cause each of the Project Partnerships to:

                                (i) carry on its business in, and only in, the
usual, regular and ordinary course, consistent with past practice and consistent with the development and construction of a retail shopping center and the provisions hereof and in compliance with all applicable Laws, Authorizations and Contracts;

                                (ii) pay and discharge all of its debts,
liabilities and obligations as they become due and pay all debt service payments, real estate taxes, payables and other liabilities arising from the construction or operation of the Shopping Center that in the ordinary course of business would have been paid prior to the Closing Date (with the exception of those liabilities and obligations which the Contributors are contesting in good faith and for which the Contributors have established adequate reserves on the Project Partnerships' books);

                                (iii) keep in full force and effect insurance
comparable in amount and scope of coverage to insurance now carried by it;

                                (iv) maintain its facilities and assets in the
same state of repair, order and condition as they were on the date hereof, reasonable wear and tear excepted;

                                (v) maintain its books of account and records in
the usual, regular and ordinary manner and use diligent efforts to maintain in full force and effect all of its Authorizations;

                                (vi) not take any action, fail to take any
action or permit to occur any event that would cause or constitute a material breach of or inaccuracy in any representation or warranty set forth herein if made immediately after such event or at the Closing or that would have been required (or result in any situation that would be required) to be disclosed hereunder had such action or inaction been taken or failed to have occurred or had such event occurred prior to the date hereof;

                                (vii) except as described in Section 6.1(a) of
the Contributor Disclosure Letter and the TRO Contribution Agreement, not make any change in its authorized or issued capital stock or partnership interest, grant any stock option or other right to purchase its shares of capital stock, partnership interest or other securities, issue or make any commitment to issue any of its securities, including any securities convertible into capital stock or partnership interest, grant any registration rights or purchase, redeem, retire or make any other acquisition of any shares of its capital stock, partnership interest or other securities;

                                (viii) not amend or grant any waivers under
either of the Project Partnership Agreements;

                                (ix) not enter into any agreement or
understanding to do or engage in any of the foregoing actions; and

                                (x) construct and operate the Shopping Center in
the ordinary course in a manner consistent with past practice, maintaining the Shopping Center in a reasonable state of repair, order and condition consistent with a development project which is still under construction. Without limiting the foregoing, the Project Partnerships shall not defer any required maintenance or repair unless such maintenance or repair would otherwise be deferred in the ordinary course of business.

         6.2 Reasonable Efforts. Upon the terms and subject to the condition hereof, between the date hereof and the Closing Date, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) using its or his reasonable efforts to make all required regulatory filings and applications and to obtain all Authorizations and consents, approvals, amendments and waivers from parties to Contracts as are necessary for the consummation of the transactions contemplated by this Agreement and (ii) using its reasonable efforts to cause the conditions to the consummation of the acquisition of the Interests to be satisfied.

         6.3 Notifications. Each party hereto shall give prompt notice to the other parties upon becoming aware of: (i) any fact or condition that causes or constitutes (or that reasonably could be expected to cause or constitute) a breach of its representations and warranties set forth herein, or the occurrence, or failure to occur, of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of or any inaccuracy in any of its representations and warranties contained in this Agreement had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition; (ii) any material failure of it or any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (iii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and (iv) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge, threatened against, relating to or involving or otherwise affecting any Contributor, either of the Project Partnerships or PREIT, as the case may be, or any of the transactions contemplated by this Agreement.

         6.4 Operation of Shopping Center.

                      (a) RBC, Inc. shall take all actions, and the Contributors shall cause the Project Partnerships to take all actions necessary, so that as of the Closing Date:

                                (i) Payments of rent or other monies due from
Shopping Center tenants (except reimbursements under leases for site improvements or improvements to tenants' space) that fall due after the Closing Date and are received prior to the Closing Date shall continue to be held in the applicable Project Partnership bank account, as the case may be, or by the managing agent through the Closing Date;

                                (ii) All security deposits under leases and all
interest required to be paid thereon pursuant to the terms of such leases shall continue to be held in the applicable Project Partnership bank account, as the case may be, or by the managing agent as the case may be, on the Closing Date; and

                                (iii) All debt service payments, real estate
taxes and payments due under service contracts and service providers in respect of the operation of the Shopping Center that in the ordinary course of business would have been paid prior to the Closing Date shall have been paid prior to the Closing Date by or on behalf of either of the Project Partnerships.

                  (b) No delinquent rent payments shall be apportioned on the Closing Date. All rent receivables shall remain the property of the appropriate Project Partnership, as the case may be.

                      (c) Notwithstanding anything to the contrary as set forth in this Agreement, the Contributors shall be entitled to cause the Project Partnerships either to extend the current construction loans (pursuant to extension options currently provided for in the loan agreements) or to refinance their construction loans prior to Closing provided that the new loan(s) expressly permits the transfer of the interests contemplated herein and provided that such transfer will not result in any acceleration of indebtedness or other penalties and further provided that the Partnership approves the terms of the refinancing, including, but not limited to, the amount of the refinancing, and the loan documents evidencing and securing the refinancing, which approval shall not be unreasonably withheld (the "Permitted Refinancing").

         6.5 Transfer of Shares or Retained Interests. Between the date hereof and the Second Closing, except as expressly contemplated herein, except with the prior written consent of PREIT: (i) neither of the Rubins shall sell, assign, transfer or otherwise encumber all or any portion of the Retained Interests or any rights of either of them relating to the Retained Interests, and (ii) Ronald Rubin shall not sell, assign, transfer or otherwise encumber any shares of capital stock of RII, Inc. or any rights of Ronald Rubin in such shares. Each of the Rubins shall take all action necessary or appropriate to provide that the Retained Interests and shares of capital stock of RII, Inc. owned by him shall, in the event of his death prior to the date of the Second Closing, pass by the laws of descent and distribution only to a member of his family (as defined under the Philadelphia Code Section 19-1402(8) and in Philadelphia Realty Transfer Tax Regulation Section 503(b)(6)(i)(C)). Any such heir who acquires an interest in any portion of the Retained Interests or capital stock of RII, Inc. shall acquire such interest subject to the terms and conditions of this Agreement.

         6.6 Bankruptcy Claim. As of the date hereof, RAII, L.P. has asserted a $2,436,932.63, plus interest, claim against Bradlees Department Store in the bankruptcy proceedings involving Bradlees. If as of the Closing such claim has not been liquidated, the Contributors shall be entitled to cause RAII, L.P. to distribute all rights to such claim to one or more of the Contributors immediately prior to the Closing. If as of Closing either Project Partnership has any potential future liability to Bradlees or to the trustee in the Bradlees bankruptcy proceedings, the Contributors shall execute and deliver a pledge agreement in form and substance reasonably satisfactory to PREIT by which they shall pledge to the Partnership (in order to secure their indemnification undertakings with respect to Section 9.1(c)) such number of Class A Units issued to them hereunder as shall be equal to 100% of the maximum amount of all such potential liabilities.

SECTION 7. CLOSING; CLOSING CONDITIONS; CLOSING DELIVERIES.

         7.1 Time of Closing. The closing (the "Closing") of the acquisition by the Partnership pursuant to this Agreement of the Interests (other than the Retained Interests) and the other contributions to the Partnership contemplated herein shall take place at the time and place specified in Schedule A hereto on the Closing Date (as defined in Schedule A hereto).

         7.2 Closing Conditions.

                      (a) Conditions Precedent to PREIT's and the Partnership's Obligations. The obligation of PREIT and the Partnership to consummate the acquisition of the Interests and to take the other actions required to be taken by them at the Closing is subject to the fulfillment by or at the Closing of each of the following conditions, any or all of which may be waived by PREIT in its sole discretion:

                                (i) Condition of Title. RAII, L.P. and RII, Inc.
shall own fee simple title to the Shopping Center and such title shall be good and marketable and insured as such by First American Title Insurance Company, Commonwealth Land Title Insurance Company, Lawyers Title Insurance Corporation or Chicago Title Insurance Company, as selected by the Partnership (the "Title Insurance Company"), free and clear of all Encumbrances other than Permitted Encumbrances and the existing leases set forth on the Rent Roll or as such leases may have changed in the ordinary course of the operation of the Shopping Center and the mortgage securing the Permitted Refinancing. The following owners title insurance policies (or a marked-up title commitment reflecting the effectiveness of such issuance) shall have been issued and delivered to the Partnership (unless such insurance is not issued or effective solely due to the Partnership's failure to pay the premiums therefor) a vested owners title insurance policy or policies with "non-imputation" and fairways endorsements for the value of the Interests in the Project Partnerships as determined in accordance with Schedule A hereto.

                                (ii) Tenant Estoppels. The Contributors shall
have used their reasonable efforts to cause the tenants in the Shopping Center to execute and deliver to the Partnership estoppel certificates in form and substance reasonably satisfactory to PREIT. The Contributors shall keep the Partnership reasonably apprised as to the status of receipt of the estoppel certificates. The failure to obtain and deliver any or all of the estoppel certificates shall not constitute a default by the Contributors hereunder or allow PREIT or the Partnership to terminate this Agreement provided the Contributors have used reasonable efforts to obtain the estoppel certificates. The Contributors' liability under the representations and warranties under Sections 4.2(m)(i) and 4.3(c) as to a particular tenant shall terminate if the Partnership subsequently receives an estoppel certificate for the applicable tenant which confirms the Contributor's representations under Sections 4.2
(e)(i) and 4.3 (c) (provided, if the Partnership receives an estoppel certificate which confirms some but not all of the matters which are the subject of the representations and warranties under Sections 4.2(m)(i) and 4.3(c), then as to such tenant, (x) if the estoppel certificate was received prior to Closing, the representations and warranties set forth in Sections 4.2(m)(i) and 4.3(c) shall be deemed to omit such matters stated on the estoppel certificate as to such matters provided the certifications contained in such estoppel remain true and correct until the Closing Date and (y) if received after Closing, the representations and warranties under Sections 4.2(m)(i) and 4.3(c) shall cease to survive as to such matters but shall continue to survive as to matters not contained in such Estoppel Certificate.)

                                (iii) Survey, Etc. The Partnership shall have
received, at the Partnership's sole cost and expense, updated environmental and engineering reports and surveys for the Shopping Center certified to the Partnership and the Title Insurance Company, in form reasonably satisfactory to PREIT and the Title Insurance Company, and such reports and surveys shall not disclose any material adverse condition not disclosed in the original reports and surveys for the Shopping Center delivered to PREIT or to which PREIT was given access prior to the date of this Agreement.

                                (iv) No Mortgage Defaults. All payments of
principal and interest on all Loan Obligations shall be current and no Loan Obligation shall be in default. The Contributors shall have used their reasonable efforts to cause the holder of each Loan Obligation to issue to the Partnership a letter or certification confirming the principal balance of such Loan Obligation, the date of the last payment and that, to its knowledge, there are no events of default thereunder. The failure to obtain or deliver such letter or certification shall not constitute a default by the Contributors hereunder or allow PREIT or the Partnership to terminate this Agreement provided that the Contributors have used reasonable efforts to obtain such letter or certificate. In the event the letter or certification from the holder of each Loan Obligation contains a certification containing information which confirms the Contributors' representations under Section 4.3(b) above, the Contributors' liability for such representation shall terminate upon delivery of the letter or certificate to the Partnership provided the certifications contained in such estoppel remain true and correct until the Closing Date.

                                (v) Representations and Warranties. Except as
otherwise expressly provided herein, each of the representations and warranties of the Contributors set forth in this Agreement that is qualified by materiality shall be true and correct, and each of the representations and warranties of the Contributors set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, provided that the failure of one or more representations and warranties to be true and correct as of the Closing Date shall not entitle PREIT to decline to close if the Damages therefrom do not exceed 50% of the value referred to in
Section 7.2(a)(xiv) and if the other conditions of this Section 7.2(a) shall be satisfied.

                                (vi) Performance of Covenants. All of the
agreements, covenants and obligations that any Contributor is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects. The Contributors shall have delivered each of the documents required to be delivered by them pursuant to Section 7.3(a) hereof.

                                (vii) Legal Matters. The performance of the
Buyer and Contributor Transaction Documents and the consummation of the Closing shall not, directly or indirectly (with or without notice or lapse of time), violate, contravene, conflict with or result in a violation of any Law and shall not violate any Order of any court or governmental body of competent jurisdiction, and no suit, action, investigation or legal or administrative proceeding shall have been brought or threatened by any Person (other than by PREIT or the Partnership) that questions the validity or legality of this Agreement or the transactions contemplated hereby.

                                (viii) Consents and Approvals. Each consent,
approval, ratification, waiver or other authorization of any Person necessary, in the reasonable opinion of PREIT, for the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect, and no such consent, approval, ratification, waiver or other authorization: (x) shall have been conditioned upon the modification, cancellation or termination of any Contract, right or Authorization of PREIT, the Partnership or either of the Project Partnerships or (y) shall impose on PREIT, either of the Project Partnerships or the Partnership any condition, provision or requirement not presently imposed upon the Contributors or either of the Project Partnerships or any condition that would be more restrictive after the Closing on either of the Project Partnership or the Partnership than the conditions presently imposed on the Contributors or either of the Project Partnerships.

                                (ix) Opinion of Counsel. PREIT shall have
received an opinion of counsel for the Contributors, dated the Closing Date, in form and substance reasonably satisfactory to PREIT and its counsel.

                                (x) TRO Closing. The TRO Closing shall have
occurred.

                                (xi) Casualty or Condemnation. There shall not
have occurred any damage or destruction to, or condemnation of, any portion of the Shopping Center that is reasonably likely to have a material adverse effect on the operations or profitability of the Shopping Center.

                                (xii) Material Adverse Change. There shall not
have been since the date hereof any event, circumstance, condition or contingency that has resulted in a material adverse effect on the business, assets, financial condition or results of operations of either of the Project Partnerships or that is reasonably likely to result in such an change.

                                (xiii) Compliance Certificate. The Contributors
shall have obtained (to the extent such certifications or letters are made available in such jurisdiction prior to substantial completion of the Shopping Center) a certification or letter from the appropriate governmental officer having jurisdiction to the effect that the Shopping Center and its use are in compliance with applicable fire, health, safety and zoning ordinances, rules and regulations.

                                (xiv) Adjustment for Breaches. The aggregate
amount of all Damages arising from breaches entitling PREIT and the Partnership to an adjustment to the aggregate consideration as specified in Section 8.1 shall not exceed 50% of the value of what the Contributors would receive pursuant to Section 4 of Schedule A absent such adjustment. None of the Contributors and neither of the Project Partnerships shall have violated any criminal or other material Law and the consummation of the Closing shall not violate or conflict with any material Law.

                      (b) Conditions Precedent to the Contributors' Obligations. The obligation of the Contributors to consummate the contribution of the Interests contemplated by this Agreement and to take the other actions required to be taken by them at the Closing is subject to the fulfillment by or at the Closing of each of the following conditions, any or all of what may be waived by the Contributors in their sole discretion:

                                (i) Representations and Warranties. Each of the
representations and warranties of PREIT set forth in this Agreement that is qualified by materiality shall be true and correct, and each of the representations and warranties of PREIT set forth in this Agreement that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

                                (ii) Performance of Covenants. Each of the
agreements, covenants and obligations that PREIT or the Partnership is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects. PREIT shall have delivered each of the documents required to be delivered by it pursuant to Section 7.3(b) hereof.

                                (iii) Legal Matters. The performance of the
Buyer and Contributor Transaction Documents and the consummation of the Closing shall not, directly or indirectly (with or without notice or lapse of time), violate, contravene, conflict with or result in a violation of any Law and shall not violate any Order of any court or governmental body of competent jurisdiction, and no suit, action, investigation or legal or administrative proceeding shall have been brought or threatened by any Person that questions the validity or legality of this Agreement or the transactions contemplated hereby.

                                (iv) TRO Closing. The TRO Closing shall have
occurred.

                                (v) Opinion. The Contributors shall have
received an opinion of counsel for PREIT, dated the Closing Date, in form and substance reasonably satisfactory to the Contributors and their counsel.

                                (vi) Adjustment for Breaches. The aggregate
amount of all Damages arising from breaches entitling PREIT and the Partnership to an adjustment to the aggregate consideration as specified in Section 8.1 shall not exceed 50% of the value of what the Contributors would receive pursuant to Section 4 of Schedule A absent such adjustment; provided that if PREIT exercises the PREIT Option (as defined below), this condition shall be deemed to have been satisfied.

         7.3 Deliveries at the Closing. At the Closing, in addition to the other actions contemplated elsewhere herein:

                      (a) The Contributors shall deliver or cause to be delivered to the Partnership:

                                (i) each of the instruments, agreements or
documents listed on Schedule A-1 hereto, in each case in a form reasonably satisfactory to the Contributors and the Partnership, duly executed by each of the signatories thereto other than PREIT or the Partnership;

                                (ii) certificates, dated the Closing Date and
executed by the president of RBC, Inc. to the effect that the conditions set forth in Sections 7.2(a)(v) and (vi) have been satisfied;

                                (iii) certificates of good standing of a recent
date for RBC, Inc., RII, Inc., RA, L.P. and RAII, L.P. certified by the Secretary of State or corresponding certifying authority of the state of incorporation or organization of RBC, Inc., RII, Inc., RA, L.P. and RAII, L.P. and of each state in which RBC, Inc., RII, Inc., RA, L.P. and RAII, L.P. are qualified to do business as a foreign corporation or foreign partnership;

                                (iv) copies of the resolutions of the board of
directors of RBC, Inc. and its shareholders authorizing the transactions contemplated under this Agreement and the Contributor Transaction Documents to which RBC, Inc. is a party;

                                (v) all consents and approvals under the Project
Partnership Agreements necessary or appropriate in connection with the transactions contemplated herein;

                                (vi) stock certificates representing the
Contributed RII Shares, duly endorsed for transfer or with stock powers affixed thereto executed in blank in proper form for transfer; and

                                (vii) such other documents and instruments as
the Partnership or PREIT may reasonably request to effectuate or evidence the transactions contemplated by this Agreement.

                  (b) The Partnership shall deliver or cause to be delivered to the Contributors the following:

                                (i) the Class A Units to be delivered at Closing
as contemplated by Section 3 and Schedule A hereto;

                                (ii) copies of resolutions of the board of
trustees of PREIT authorizing the transactions contemplated hereunder and under the Buyer Transaction Documents;

                                (iii) a certificate, dated the Closing Date,
executed by the chief executive officer and chief financial officer of PREIT, to the effect that the conditions set forth in Sections 7.2(b)(i) and (ii) have been satisfied; and

                                (iv) each of the instruments, agreements and
documents listed on Schedule A-1, in a form reasonably satisfactory to the Contributors and the Partnership, duly executed by each of the Partnership or PREIT that is a signatory thereto.

                      (c) Each party shall deliver or cause to be delivered, as the case may be, to the other parties hereto such other documents, instruments, certificates and opinions as may be required by this Agreement.

SECTION 8. CLOSING ADJUSTMENTS.

         8.1 Adjustment for Breaches by the Contributors. It is the intent of the parties that breaches of the representations and warranties of the Contributors set forth in this Agreement (as brought down to the Closing Date in the certificate referred to in Section 7.3(a)(ii), which for this purpose will be deemed to state, inter alia, that the Contributors' representations and warranties in this Agreement were true and correct as of the Closing Date as if made on the Closing Date) that are discovered prior to Closing shall, in addition to giving PREIT and the Partnership the right, under certain circumstances described in Section 7.2, not to close hereunder, cause the consideration otherwise deliverable pursuant to Section 4 of Schedule A to be adjusted downward by the aggregate value of all Damages arising from such breaches; provided, however, that if such downward adjustment would reduce by more than 50% the value of the aggregate consideration the Contributors would receive pursuant to Section 4 of Schedule A absent such adjustment, PREIT shall have the right and option (but not the obligation) to notify the Contributors in writing that the downward adjustment pursuant to this Section
8.1 shall be equal to 50% of the value of such aggregate consideration (the "PREIT Option"). In determining the value of any breaches, there shall be taken into account any insurance recovery that may be available to PREIT or the Partnership, and any insurance proceeds received by the Contributors prior to the Closing that are assigned to the Partnership at Closing.

         8.2 Casualty or Condemnation.

                  (a) If, prior to the Closing Date, there shall be any damage or destruction to all or any portion of the Shopping Center by fire or other casualty, the Contributors shall give prompt notice thereof to PREIT. Unless such damage or destruction is reasonably likely to result in a material adverse effect on the operations or profitability of the Shopping Center, such damage or destruction shall not entitle PREIT or the Partnership to terminate this Agreement; provided, however, that the number of Class A Units deliverable pursuant to Section 3 and Schedule A shall be reduced by the value of all material damage or destruction to the extent that such damage or destruction is not fully insured by insurance carried by either of the Project Partnerships or reimbursed by tenants.

                      (b) If prior to the Closing Date, condemnation or eminent domain proceedings are commenced against the Shopping Center, the Contributors shall give prompt notice thereof to PREIT. Unless the taking contemplated by such condemnation or eminent domain proceeding is reasonably likely to result in a material adverse effect on the operations or profitability of the Shopping Center as a whole, such condemnation or eminent domain proceeding shall not entitle PREIT or the Partnership to terminate this Agreement; provided, however, that the number of Class A Units deliverable pursuant to Section 3 and Schedule A hereto shall be reduced by the excess, if any, of the sum of the Deemed Closing Value, Non-Credit Tenant Value and Post-Adjustment Value (each as defined in Schedule A hereto) over the aggregate condemnation proceeds received or to be received by either of the Project Partnerships in respect of such condemnation. PREIT shall have the right to participate in the negotiation of the award to be made for such taking, and neither the Contributors nor either of the Project Partnerships shall agree to any proposed award or execute a deed in lieu of condemnation without PREIT's prior written consent. The applicable percentage of any condemnation award payable with respect to the taking of all or any portion the Shopping Center shall be assigned to the Partnership.

SECTION 9. INDEMNIFICATION.

         9.1 Indemnification by Contributors. Subject to the limitations on liability set forth in Section 9.3, each Contributor shall indemnify, defend and hold harmless PREIT and the Partnership (collectively, "Buyer Indemnified Persons") against and in respect of any and all losses, costs, expenses (including, without limitation, costs of investigation and reasonable defense and attorneys' fees), claims, damages, obligations, liabilities or diminutions in value, whether or not involving a third party claim (collectively, "Damages"), arising out of, based upon or otherwise in respect of: (a) any inaccuracy in or breach of any representation or warranty of such Contributor made in or pursuant to this Agreement (including, without limitation, the certificate referred in Section 7.3(a)(ii), which, for this purpose will be deemed to have stated, inter alia, that the Contributors' representations and warranties in this Agreement were true and correct as of the Closing Date as if made on the Closing Date); (b) any breach or nonfulfillment of any covenant or obligation of any Contributor contained in this Agreement; or (c) any of the matters set forth on Schedule 9.1(c) hereto; provided, however, that to the extent that Damages arising from breaches of representations and warranties were taken into account in reducing the Deemed Closing Value, the Non-Credit Tenant Value or the Post-Adjustment Value (as defined in Schedule A), such Damages shall not be recoverable by Buyer Indemnified Persons pursuant to this Agreement.

         9.2 Indemnification by PREIT. PREIT shall indemnify, defend and hold harmless each Contributor against and in respect of any and all Damages arising out of, based upon or otherwise in respect of: (a) any inaccuracy in or breach of any representation or warranty of PREIT made in or pursuant to this Agreement; (b) any breach or nonfulfillment of any covenant or obligation of PREIT or the Partnership contained in this Agreement; or (c) claims relating solely to actions taken by the Partnership (or its affiliates) as a partner in either of the Project Partnerships after Closing as the result of events and circumstances first occurring after Closing.

         9.3 Limitations on Liability.

                      (a) No Contributor shall have any obligation to indemnify any Buyer Indemnified Person against Damages pursuant to Section 9.1(a) of this Agreement arising out of or based upon any inaccuracy in or breach of any representation or warranty made in or pursuant to this Agreement unless and until the aggregate of all such Damages suffered or incurred by the Buyer Indemnified Persons exceeds $100,000; in which event the Buyer Indemnified Persons shall be entitled to indemnification for the full amount of all Damages suffered or incurred; provided, however, that the above limitation shall not be applicable to any claim for Damages pursuant to Sections 9.1(b) or (c) or based upon a breach of any representation or warranty made in or pursuant to Sections 4.1(a), 4.1(b), 4.1(c), 4.1(g), 4.1(h), 4.2(a), 4.2(b) or 4.2(g) (in the case of a breach of any of the representations and warranties set forth in Section 4.2(g), other than due to the existence of liabilities of a nature not required to be reflected in financial statements prepared in accordance with GAAP of which the Contributors had no knowledge prior to Closing).

                      (b) Following Closing, (i) the Contributors shall not be obligated to indemnify Buyer Indemnified Persons against Damages pursuant to
Section 9.1 to the extent that such indemnification payment (other than indemnification payments in respect of fraud or intentional misrepresentation), when aggregated with all prior indemnification payments (other than indemnification payments in respect of fraud or intentional misrepresentation) by or on behalf of the Contributors to Buyer Indemnified Persons or reasonably paid by or on behalf of the Contributors to third parties for the benefit of Buyer Indemnified Persons pursuant to this Agreement, would exceed the Aggregate Value (as hereafter defined) and (ii) each Contributor other than Ronald Rubin, George Rubin and RBC, Inc. shall not be obligated to indemnify Buyer Indemnified Persons against Damages pursuant to Section 9.1 to the extent that such indemnification payment, when aggregated with all prior indemnification payments by or on behalf of such Contributor to Buyer Indemnified Persons or reasonably paid by or on behalf of such Contributor to third parties for the benefit of Buyer Indemnified Persons pursuant to this Agreement, would exceed the Proportionate Aggregate Value (as defined below) attributable to such Contributor; provided, however, that the limitation of this subclause (ii) shall not apply to the extent an indemnity claim is brought with respect to a breach of a representation and warranty made solely by such Contributor and not by such Contributor and other Contributors or with respect to a matter involving fraud or intentional misrepresentation by such Contributor. The "Aggregate Value" means an amount equal to the value of all Class A Units theretofore issued pursuant to Section
3 (it being acknowledged that for this purpose units that would have been issued but for an exercise of the set-off rights specified in Section 9.7 shall be deemed to have been issued), such value to be calculated by multiplying the number of units times the per share Value (as defined in the Amended Partnership Agreement) of a PREIT Share as of the date of issuance of such units.

                      (c) Following Closing, the liability of each Contributor for each indemnity claim pursuant to Section 9.1 shall be limited to that fraction of the aggregate Damages incurred by Buyer Indemnified Persons with respect to such claim that is equal to the quotient whose numerator equals the portion of the Aggregate Value attributable to units theretofore distributed to such Contributor (for this purpose units that would have been issued but for an exercise of the set-off rights specified in Section 9.7 shall be deemed to have been issued) (the "Proportionate Aggregate Value") and the denominator of which equals the Aggregate Value; provided, however, that the foregoing shall not limit the liability of Ronald Rubin, George Rubin or RBC, Inc., each of whom shall be jointly and severally liable for 100% of the aggregate Damages incurred (subject to the cap on aggregate Damages set forth above in subclause (i) of Section 9.3(b)) and provided further that the foregoing limitation shall not apply to the extent that an indemnity claim is brought with respect to a breach of a representation and warranty made solely by such Contributor and not by such Contributor and other Contributors or with respect to a matter involving fraud or intentional misrepresentation by such Contributor.

                      (d) No claim arising out of or based upon any inaccuracy in or breach of any representation or warranty made in or pursuant to this Agreement shall be made unless a claim arises and written notice is delivered to the indemnifying party within the Basic Claims Period (as defined below); provided that any such claim arising out of or based upon any inaccuracy in or breach of any representation or warranty made in or pursuant to Sections 4.1(a), 4.1(b) or 4.1(h) may be made at any time. For purposes hereof, "Basic Claims Period" means the period beginning on the date hereof and ending on the date five months after the fiscal year end for the first full fiscal year of PREIT after the Closing under this Agreement.

                      (e) Disclosures made after the date hereof and any knowledge that is acquired about the accuracy or inaccuracy of or compliance with any representation, warranty, covenant or obligation set forth herein shall not in any manner affect rights to indemnification hereunder based on any such representation, warranty, covenant or obligation or be deemed in any manner to amend the Contributor Disclosure Letter. The waiver by PREIT of any condition based on the accuracy of any representation or warranty, or compliance with any covenant or obligation, will not affect any right to indemnification based on such representations, warranties, covenants and obligations unless otherwise expressly agreed in writing by PREIT. To the extent that any claim for indemnification may be made under Section 9.1(a) and Section 9.1(c), then such claim shall be deemed for all purposes to have arisen only under Section 9.1(c) and not under Section 9.1(a).

                      (f) Each party's rights under this Section 9 shall be its sole remedy against the other parties in respect of the subject matter hereof, subject to a party's rights, if any, to seek and obtain specific performance.

                      (g) No party may assert a claim for indemnification pursuant to this Section 9 unless the Closing has occurred or this Agreement has been terminated pursuant to Section 10.

         9.4 Procedure For Indemnification - Third Party Claims.

                      (a) Within thirty days after receipt by an indemnified party of notice of the commencement of any proceeding against it to which the indemnification in this Section 9 relates, such indemnified party shall, if a claim is to be made against an indemnifying party under Section 9, give notice to the indemnifying party of the commencement of such proceeding, but the failure to so notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such proceeding is materially prejudiced by the indemnified party's failure to give such notice.

                      (b) If any proceeding referred to in paragraph (a) above is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under Section 9 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding,
(A) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (B) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (1) there is no finding or admission of any violation of Law by the indemnified party (or any affiliate thereof) or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (2) the sole relief provided is monetary damages that are paid in full by the indemnifying party. The indemnified party will have no liability with respect to any compromise or settlement of the claims underlying such proceeding effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

                      (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, with respect to those issues, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent.

         9.5 Procedure for Indemnification - Other Claims. A claim for any matter not involving a third party claim may be asserted by notice to the party from whom indemnification is sought.

         9.6 Distributions of Class A Units by Contributors. No Contributor shall distribute or otherwise transfer to any other Person Class A Units issued pursuant to this Agreement (or proceeds thereof other than contributions on such units) unless such Person first executes and delivers to PREIT an agreement, in form and substance reasonably satisfactory to PREIT, by which such Person would join in and become a party to this Agreement for purposes of the indemnification provisions hereof.

         9.7 Right of Set-Off. PREIT and the Partnership shall have the right to set-off, against any Class A Units which may be owed by PREIT or the Partnership to any Contributor, any amount owed by any Contributor to any Buyer Indemnified Person pursuant to Section 10 of the TRO Contribution Agreement. To the extent that a Contributor contests an indemnification claim of PREIT or the Partnership that would be the basis for the exercise of a right to set off against any Class A Units owed to such Contributor, the Partnership shall issue such Class A Units and deposit them with an escrow agent reasonably satisfactory to such Contributor until the earlier to occur of (i) resolution of such dispute by a final nonappealable order of a court of competent jurisdiction or (ii) the mutual agreement of such Contributor and PREIT that such units should be released from escrow.

         9.8 Indemnification Payments. The Contributors shall be entitled to use cash or Class A Units to make indemnification payments hereunder. In the event Class A Units are used, each such unit shall be valued based on the per share Value (as defined in the Amended Partnership Agreement) of a PREIT Share as of the date such unit is tendered to PREIT as an indemnification payment hereunder.

SECTION 10. TERMINATION AND ABANDONMENT.

         10.1 Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing:

                                (i) by PREIT or the Contributors, if the Closing
has not occurred (other than through the failure of the party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before February 15, 2000, or such later date as the parties may mutually agree upon in writing;

                                (ii) by mutual consent of PREIT and the
Contributors;

                                (iii) by the Contributors, on the one hand, or
PREIT and the Partnership, on the other hand, if a material breach (other than a breach of representations and warranties that would not constitute a failure of the condition set forth in Section 7.2(a)(xiv)) of any provision of this Agreement has been committed by the other and such breach has not been waived; or

                                (iv) by PREIT, if any of the conditions in
Section 7.2(a) have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of PREIT or the Partnership to comply with its obligations under this Agreement) and PREIT has not waived all such unsatisfied conditions before termination pursuant to this subparagraph (iv); or

                                (v) by the Contributors if any of the conditions
in Section 7.2(b) have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of any Contributor to comply with its obligations hereunder) and the Contributors have not waived all such unsatisfied conditions before termination pursuant to this subparagraph (v); or

                                (vi) by any party hereto if the TRO Contribution
Agreement is terminated prior to the consummation of the TRO Closing.

         10.2 Procedure for Termination; Effect of Termination.

                      (a) A party terminating this Agreement pursuant to this
Section 10 shall give written notice thereof to each other party hereto, whereupon this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any party and all further obligations of the parties under this Agreement will terminate; provided, however, that if such termination is pursuant to Section 10.1(iii), the terminating party's right to pursue all legal remedies (including damages and/or specific performance) contemplated by Section 9 will survive such termination unimpaired, except as limited by Section 10.2(b) below.

                      (b) Following a termination pursuant to Section 10.1(iii), each Contributor other than Ronald Rubin, George Rubin and RBC, Inc. shall have no liability for breaches of covenants, agreements, obligations, representations or warranties set forth herein except to the extent that such Contributor (i) breached a covenant, agreement or obligation set forth herein the performance of which was within his power to control, (ii) made an intentional misrepresentation, or (iii) is the only Contributor that made the representation or warranty that was breached. Following a termination pursuant to Section 10.1(iii), neither Ronald Rubin, George Rubin, RBC, Inc., PREIT nor the Partnership shall have any liability for breaches of covenants, agreements or obligations set forth herein to the extent that such breaches arise from the actions of, or failure to act, by Persons other than the parties hereto and notwithstanding such party's best efforts to cause such Person to act in a manner that would result in the satisfaction of such party's covenants, agreements and obligations hereunder.

SECTION 11. GENERAL PROVISIONS.

         11.1 Survival of Representations and Warranties.

                      (a) All representations and warranties made by the parties in this Agreement and in the certificates, documents and other agreements delivered pursuant hereto shall survive the Closing, subject to the terms and conditions of Section 9 above. Anything in this Agreement to the contrary notwithstanding: (i) the representations and warranties of the Contributors and the right of the Buyer Indemnified Persons to indemnification for breach thereof, shall not be affected by any investigation of the Contributors or the Project Partnerships made by PREIT or its agents or representatives; and (ii) the representations and warranties of PREIT hereunder, and the right of the Contributors to indemnification for breach thereof, shall not be affected by any investigation of PREIT or its affiliates made by the Contributors or its agents or representatives.

                      (b) In the event of any inconsistency between the statements made in the body of this Agreement and those contained in the Contributor Disclosure Letter (other than an express exception to a specifically identified statement), those in this Agreement shall control.

         11.2 Costs and Expenses. Except as otherwise expressly provided herein, each party shall bear its own expenses in connection herewith. Except as otherwise provided herein, any and all recording and filing fees and all costs associated with obtaining the title insurance or endorsements thereto contemplated herein in connection with the transactions contemplated herein shall be borne by PREIT or the Partnership. The parties contemplate that the transfer of the Interests in accordance with the procedures and the time periods set forth in Schedule A will not be subject to transfer tax. In the event that any party hereto makes or causes a transfer of Interests not in accordance with the procedures and time periods set forth herein, then the party making or causing such transfer shall be responsible for the payment of any transfer tax and all title insurance premiums and title company charges and recording costs due as a result thereof; provided, however, that if such transfer tax results from the exercise by the Partnership of its options set forth in Section 2(b)(i) or 2(d)(ii) prior to the third anniversary of the Closing Date, the Partnership shall pay all such tax, premiums, charges and costs arising therefrom. In the event that a determination is made by the applicable taxing authorities that the transactions contemplated by this Agreement are subject to the real estate transfer taxes imposed by either the City of Philadelphia and/or the Commonwealth of Pennsylvania notwithstanding that neither party violated the restrictions set forth in the previous sentence and the Partnership did not exercise its options set forth in Section 2(b)(i) or 2(d)(ii), the Partnership, on the one hand, and the Contributors, on the other hand, shall each pay one-half of any transfer taxes which are ultimately imposed on such transactions.

         11.3 Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telex or telecopy, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.

                  To PREIT or the Partnership:

                           Pennsylvania Real Estate Investment Trust
                           455 Pennsylvania Avenue, Suite 135
                           Fort Washington, PA  19034
                           Attention:  President and Special Committee

                           With a copy to:

                           Drinker Biddle & Reath LLP
                           1100 PNB Building
                           1345 Chestnut Street
                           Philadelphia, PA  19107-3496
                           (215) 988-2700
                           Telecopy (215) 988-2757

                           Attention:  Howard A. Blum, Esquire


                  To the Contributors:

                           c/o The Rubin Organization, Inc.
                           200 South Broad Street
                           Philadelphia, PA  19102
                           Attention:  Ronald Rubin

                           With a copy to:

                           Klehr, Harrison, Harvey, Branzburg & Ellers LLP 1401 Walnut Street
                           Philadelphia, PA  19102
                           Attention:  Leonard M. Klehr, Esquire

         11.4 Access to Information; Confidentiality. Between the date of this Agreement and the Closing Date, PREIT, on the one hand, and the Contributors, on the other hand, will give to the other party and its officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the assets, records, facilities, properties and Contracts relating to its business as the other party may reasonably request. Each party shall acquire and hold all confidential information that has been made available by another party hereto subject to the terms and conditions of Section IV of the Letter Agreement dated as of April 16, 1997 (the "Letter Agreement") between TRO and PREIT, the terms of which section are hereby incorporated by reference and which shall remain in force through the Closing.

         11.5 Public Announcements. Except as and to the extent required by Law or by the rules of the American Stock Exchange, without the prior written consent of the other party, the Contributors, on the one hand, and PREIT and the Partnership, on the other hand, will not, and each will direct its representatives not to, directly or indirectly, make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of any of the terms, conditions or other aspects of the transactions contemplated hereby; provided, however, that PREIT may issue a press release, in the form previously circulated by PREIT to TRO, regarding, among other things, the execution of this Agreement; and further provided that PREIT and TRO may each continue such communications with principals, partners, lenders, trustees, attorneys, accountants, investment bankers, consultants engaged by PREIT and TRO, including abstract companies, title companies, engineers and architects, Claude de Botton and his affiliates, Kenneth N. Goldenberg and his affiliates, EPD and its affiliates, and, if agreed in each case by PREIT and TRO, others as may be legally required or necessary in connection with the consummation of the transactions contemplated by this Agreement.

         11.6 No Solicitation. Each Contributor shall not, each Contributor shall cause its officers, employees, partners, representatives and agents not to, directly or indirectly, continue, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any nonpublic information to, any Person (other than PREIT and the Partnership and their respective representatives in connection with the transactions contemplated by this Agreement) concerning any sale of assets (other than in the ordinary course of its business consistent with past practice) or shares of capital stock or partnership interest of any Contributor or any merger, consolidation, recapitalization, liquidation or similar transaction involving any Contributor (collectively, an "Acquisition Transaction"). Each Contributor will promptly communicate to PREIT the terms of any inquiry or proposal that it or he may receive in respect of an Acquisition Transaction.

         11.7 Entire Agreement. This Agreement, together with the Schedules, Contributor Disclosure Letter, and certificates referred to herein or delivered pursuant hereto, constitute the entire agreement between the parties hereto with respect to its subject matter and supersede all prior and contemporaneous agreements and understandings with respect to the subject matter hereof.

         11.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement, and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

         11.9 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of laws.

         11.10 Section Headings, Captions and Defined Terms. The section headings and captions contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular, and the use of masculine pronouns include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

         11.11 Amendments, Modifications and Waiver. The parties may amend or modify this Agreement in any respect. Any such amendment or modification shall be in writing. The waiver by any party of any provision of this Agreement shall not constitute or operate as a waiver of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

         11.12 Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted.

         11.13 Liability of Trustees, etc. No recourse shall be had for any obligation of PREIT hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of PREIT, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by each other party hereto.

         11.14 Sears Power Plant. The former Sears Power Plant, which is located between the Home Depot store and the Bradlees Store site, contains certain Hazardous Substances. The Contributors shall have the right either to cause the removal of the drums and barrels presently located inside the Power Plant and to cause the encapsulation of the building (collectively, the "Remediation") to the reasonable satisfaction of the Partnership or to subdivide the Power Plant from the balance of the Shopping Center and transfer title to the parcel on which the Power Plant is located to a third party or to an entity owned by one or more Contributors. In the event the Contributors elect to retain title to the Power Plant site, the parcel to be subdivided from the balance of the Shopping Center shall be no larger than the footprint of the existing Power Plant building (the Partnership hereby agreeing to consent to appropriate access, parking and other such easements to the subdivided parcel as may be required for the development and use of the Power Plant consistent with current zoning and to such other conditions as shall be a requirement to the grant of subdivision approval so long as such conditions do not require that the sudivided parcel be enlarged beyond the footprint of the building and do not adversely affect the use or value of the Shopping Center) and the subdivision and transfer of title must be completed prior to the Closing Date. In the event the Contributors elect to commence the Remediation and the Remediation is not completed prior to the Closing Date or in the event the Contributors fail to subdivide the Power Plant parcel and transfer title prior to the Closing Date, the terms of Paragraph C of
Schedule 9.1(c) shall be applicable.

                      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, all as of the date first written above.

RUBIN BLVD. CO., INC.


By: /s/  Ronald Rubin
-------------------------
Name:
Title:


/s/  Ronald Rubin          (SEAL)                 /s/  Leonard Shore      (SEAL)
-------------------------                         ------------------------
Ronald Rubin                                      Leonard Shore

/s/  George Rubin          (SEAL)            /s/  Joseph Cardino     (SEAL)
-------------------------                         ------------------------
George Rubin                                         Joseph Coradino


/s/  Lewis Stone           (SEAL)            /s/  Pat Berns          (SEAL)
-------------------------                         ------------------------
Lewis Stone                                       Pat Berns


/s/  Edward Glickman       (SEAL)            /s/  Douglas Grayson    (SEAL)
-------------------------                         ------------------------
Edward Glickman                                   Douglas Grayson


/s/  Judith Garfinkel      (SEAL)            /s/  Gerald Broker      (SEAL)
-------------------------                         ------------------------
Judith Garfinkel                                  Gerald Broker

PENNSYLVANIA REAL ESTATE
INVESTMENT TRUST


By: /s/  Jonathan B. Weller
    --------------------------------
   Name:
   Title:


By: /s/  Jeffrey A. Linn
    --------------------------------
   Name:
   Title:

PREIT ASSOCIATES, L.P.

By: Pennsylvania Real Estate
    Investment Trust, its general
    partner


         By: /s/  Jonathan B. Weller
             --------------------------------
            Name:
            Title:


         By: /s/  Jeffrey A. Linn
             --------------------------------
            Name:
            Title: